UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2012

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10783 (Commission File Number)	75-1590407 (IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah  84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           The Board of Directors of BSD Medical Corporation (the “Company”) has elected and appointed William S. Barth as the Chief Financial Officer and Corporate Secretary of the Company.  Mr. Barth commenced his employment with the Company on December 10, 2012, and will assume the duties of Chief Financial Officer and Corporate Secretary effective January 1, 2013, upon the departure of Dennis Gauger, the Company’s current Chief Financial Officer and Corporate Secretary.

Mr. Barth has an extensive history as CFO for both publicly and privately held companies doing business in the medical device and biotechnology industries.  Since May 2011, he has served as an independent corporate financial and strategic planning consultant.  From June 2008 to May 2011, he served as Sr. Vice President and Chief Financial Officer for Emphusion, LLC, a private-equity-owned Contract Research Organization (CRO) providing data management and bio statistical analysis services for new drug and medical device development.  From January 2001 through April 2008 Mr. Barth was VP of Finance and CFO for NWT Inc. /Tandem Labs (Tandem), a privately owned CRO, providing advanced bio-analytical services in support of new drug development.  Mr. Barth was instrumental in the successful merger of Tandem with Laboratory Corporation of America in February 2008.  During the 20 years prior to his experience with Tandem, he served as CFO for 6 medical device companies, two of which were publicly owned.  During this time he played critical roles in completing several equity, debt and merger transactions.  Mr. Barth began his career in finance while serving as a staff accountant with Deloitte & Touche, an international accounting and consulting firm.

None of the entities described above is a parent, subsidiary or other affiliate of the Company.

Mr. Barth, age 62, will serve in his capacities as Chief Financial Officer and Secretary at the pleasure of the Board of Directors.  Mr. Barth has no family relationships with any director or executive officer of the Company.

Mr. Barth’s annual salary will initially be $200,000, and he will be granted options pursuant to the Company’s shareholder approved Stock Incentive Plan, as amended.

The press release issued by the Company on December 11, 2012, announcing Mr. Barth’s appointment as Chief Financial Officer and Secretary is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated December 11, 2012 announcing appointment of William S. Barth as Chief Financial Officer and Secretary of BSD Medical Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: December 11, 2012
By /s/ Harold R. Wolcott
Name: Harold R. Wolcott
Title: Chief Executive Officer